UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2025

                          SecureTech Innovations, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming	000-55927	82-0972782
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           2355 Highway 36 West, Suite 400, Roseville, MN  55113

 (Address of principal executive offices and zip code)

                                    (651) 317-8990

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCTH	OTCQB Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

EXPLANATORY NOTE

SecureTech Innovations, Inc. (“SecureTech,” “we,” “us,” or “our”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment”) to amend the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (“SEC”) on June 24, 2025 (“Original Report”). The Original Report reported our acquisition, on June 23, 2025, of Aiultraprod Group Limited, which owns and controls a 90% interest in Zhejiang Jizhu Technology Co., Ltd. (“Zhejiang Jizhu”).

We are filing this Amendment in response to a comment we received from the staff of the Division of Corporation Finance of the SEC. The staff asked us to revise Exhibit 99.1 to the Original Report to include the opinion and audit report of Gary Cheng CPA Limited for the audit of the 2023 financial statements, as required by Rule 3-05 of Regulation S-X.

Exhibit 99.1 to the Original Report presented the audited consolidated financial statements of Zhejiang Jizhu for the fiscal years ended December 31, 2024 and 2023. Both years were presented in the financial statements themselves. The accompanying report of the independent registered public accounting firm, however, referred only to the fiscal year ended December 31, 2024.

Gary Cheng CPA Limited has reissued its report so that the report, and the opinion it expresses, cover the consolidated statement of financial position as at December 31, 2024 and 2023 and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, together with the related notes. The reissued report appears in the revised Exhibit 99.1 filed with this Amendment, which replaces Exhibit 99.1 to the Original Report in its entirety.

The financial statements themselves have not changed. No amount reported in them has been restated, revised, or reclassified, and the auditor’s opinion is unqualified for each of the two years presented. An updated consent of Gary Cheng CPA Limited is filed as Exhibit 23.1 to this Amendment.

This Amendment amends and restates Item 9.01 of the Original Report in its entirety. It does not amend, restate, or otherwise modify any other item of, or disclosure in, the Original Report, and no other portion of the Original Report is repeated in this Amendment. This Amendment speaks as of the date of the Original Report. We have not updated the Original Report to reflect any event, development, or change occurring after that date, and nothing in this Amendment should be read as a statement that the information in the Original Report remains accurate as of any later date. This Amendment should be read together with the Original Report and with our subsequent filings with the SEC.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

•

Audited consolidated financial statements of Zhejiang Jizhu Technology Co., Ltd. for the fiscal years ended December 31, 2024 and 2023, with accompanying notes, as revised by this Amendment (Exhibit 99.1)

•	Unaudited consolidated financial statements of Zhejiang Jizhu Technology Co., Ltd. for the three months ended March 31, 2025 and 2024, with accompanying notes (Exhibit 99.2).

(b) Pro Forma Financial Information

•	Unaudited pro forma consolidated financial statements of SecureTech for the three months ended March 31, 2025, and the fiscal year ended December 31, 2024, with accompanying notes (Exhibit 99.3).

(d) Exhibits

10.3	Acquisition and Stock Purchase Agreement dated June 23, 2025 (previously filed)
10.4	Incubation Operating Agreement dated June 23, 2025 (previously filed)
23.1	Consent of Gary Cheng CPA Limited, an independent registered public accounting firm registered with the PCAOB (filed herewith)
99.1	Audited consolidated financial statements of Zhejiang Jizhu Technology Co., Ltd. for the fiscal years ended December 31, 2024 and 2023, as revised (filed herewith)
99.2	Unaudited consolidated financial statements of Zhejiang Jizhu Technology Co., Ltd. for the three months ended March 31, 2025 and 2024 (previously filed)
99.3	Unaudited pro forma consolidated financial statements of SecureTech for the three months ended March 31, 2025, and the fiscal year ended December 31, 2024 (previously filed)
99.4	SecureTech Press Release dated June 23, 2025 (previously filed)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2026	By:	SECURETECH INNOVATIONS, INC. /s/ J. Scott Sitra
President, Chief Executive Officer, Principal Executive Officer, and Director